UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2018 (December 14, 2018)

GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)

(615) 367-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2018, Genesco Inc., a Tennessee corporation (the “Company”), and its direct and indirect subsidiaries: Hat World Corporation, a Delaware corporation (“Hat World”); Hat World, Inc., a Minnesota corporation (“Lids”); Hat World Services Co., Inc., a Delaware corporation; LSG Guam, Inc., a Delaware corporation; GCO Canada Inc., a Canadian corporation (“GCO Canada”); and Flagg Bros. of Puerto Rico, Inc., a Delaware corporation (“Flagg Bros.”), entered into a Purchase Agreement (the “Purchase Agreement”) with FanzzLids Holdings, LLC, a Delaware limited liability company (“Buyer”), Fanatics, Inc., a Delaware corporation (“Fanatics”), and Fanzz Holdings, Inc., a Delaware corporation (“Fanzz”). Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions, the Buyer has agreed to purchase and acquire all of the shares of capital stock of Lids as well as certain Acquired Assets (as defined in the Purchase Agreement) from GCO Canada and Flagg Bros. (Hat World, together with GCO Canada and Flagg Bros., collectively the “Sellers”) for an aggregate purchase price of $100.0 million in cash, subject to certain adjustments set forth in the Purchase Agreement (the “Transaction”).

The Company’s Board of Directors has unanimously approved the Purchase Agreement and the Transaction. The closing of the Transaction is anticipated to occur on the later of (i) February 2, 2019 or (ii) the last business day of the Company’s fiscal month following the satisfaction of closing conditions set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by each party, including, among others, covenants with respect to the operation of Lids and its subsidiaries and, solely with respect to the Lids business as currently conducted, the operation of GCO Canada and Flagg Bros. during the interim period between the execution of the Purchase Agreement and the consummation of the Transaction or termination of the Purchase Agreement. The consummation of the Transaction is subject to customary closing conditions, including, but not limited to, (i) the Company’s lenders consenting to the Transaction, (ii) the absence of certain legal impediments to the consummation of the Transaction, (iii) the accuracy of the representations and warranties of the parties, subject to materiality exceptions, and (iv) compliance by the parties with their respective obligations under the Purchase Agreement.

The Sellers and the Buyer have agreed to indemnify the other party(ies) for losses arising from certain breaches of representations, warranties and covenants of the parties and for certain other matters, subject to applicable limitations set forth in the Purchase Agreement.

The Purchase Agreement also contains certain termination rights for each of Hat World and the Buyer subject to the conditions set forth in the Purchase Agreement. The Buyer will be obligated to pay to Hat World a termination fee of $5.0 million, plus reimbursement of all costs and expenses incurred in enforcing and obtaining the termination fee, in the event that the Purchase Agreement is terminated in certain circumstances (the “Buyer Termination Fee”). Fanatics and Fanzz have each guaranteed (on a several basis) payment of a portion of the Buyer Termination Fee.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company or its subsidiaries in the Company’s public reports filed with the Securities and Exchange Commission and are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or its subsidiaries. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Transaction and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the date(s) specified in the Purchase Agreement, and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Purchase Agreement.

Item 7.01          Regulation FD Disclosure.

A copy of the press release issued by the Company on December 14, 2018 announcing the execution of the Purchase Agreement and the share repurchase program (as described below) is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01          Other Events.

On December 14, 2018, the Company announced that its board of directors has authorized a stock repurchase program pursuant to which the Company may purchase up to $125 million in shares of the Company’s outstanding common stock, par value $1.00 per share. Share repurchases under the program will be made from time to time, in the open market, in privately negotiated transactions or otherwise, at the discretion of the management of the Company and in accordance with applicable legal requirements. The timing of these repurchases will depend on a number of factors, including the market price of the Company’s common stock, general market and economic conditions, and applicable legal requirements. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares, and the program may be extended, modified, amended, suspended, or discontinued at any time.
Forward-Looking Statements
This Current Report on Form 8-K contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the closing of the Transaction, the amount of net proceeds and the use of all or a portion of any proceeds. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including: the possibility that the Transaction will not close or that the closing may be delayed; the potential for litigation or governmental investigations relating to the Transaction; the occurrence of events, changes or circumstances that could give rise to the termination of the Purchase Agreement; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Transaction; the risk that the financing required to fund the Transaction becomes unavailable; completing the transaction may distract the Company’s management from other important matters; alternative uses of capital and prevailing financial, market, and industry conditions which could impact the decision of the Company to repurchase its shares; the impact that authorization for the share repurchase announced by the Company does not require the Company to repurchase a specific dollar value or specific number of shares; the impact that the terms surrounding the share repurchase may be modified, extended, or terminated by the board of directors at any time; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 and in the Company’s other filings with the Securities and Exchange Commission which are available at http://www.sec.gov.

The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
2.1
Purchase Agreement dated December 14, 2018, among Hat World, Inc., GCO Canada Inc., Flagg Bros. of Puerto Rico, Inc., Hat World Corporation, Hat World Services Co., Inc., LSG Guam, Inc., Genesco Inc., FanzzLids Holdings, LLC, Fanatics, Inc. and Fanzz Holdings, Inc.*

99.1	Genesco Inc.’s Press Release issued December 14, 2018.

*Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: December 14, 2018	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit

2.1
Purchase Agreement dated December 14, 2018, among Hat World, Inc., GCO Canada Inc., Flagg Bros. of Puerto Rico, Inc., Hat World Corporation, Hat World Services Co., Inc., LSG Guam, Inc., Genesco Inc., FanzzLids Holdings, LLC, Fanatics, Inc. and Fanzz Holdings, Inc.

99.1	Genesco Inc., Press Release issued December 14, 2018.